EXHIBIT 3.2

BYLAWS OF EUROPA CRUISES CORPORATION

(A DELAWARE CORPORATION)

(APRIL 19, 1989)

INDEX

(cont’d.)

ii

EUROPA CRUISES CORPORATION

BYLAWS

ARTICLE ONE

OFFICES

Section 1.                                           Registered Office. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                                           Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 1.                                           Place. All annual meetings of stockholders shall be held at the offices of the corporation in the City of Pensacola, State of Florida, or at such other place, within or without the State of Delaware, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                           Time of Annual Meeting. Annual meetings of stockholders shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 3.                                           Call of Special Meeting. Special meetings of the stockholders may be called by the president, the board of directors or the holders of not less than a majority of all shares entitled to vote at the meeting.

Section 4.                                           Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholders at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 5.                                           Business of Special Meetings. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 6.                                           Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided in the certificate of incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

Section 7.                                           Required Vote. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law or the certificate of incorporation.

Section 8.                                           Voting of Shares. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the corporation’s certificate of incorporation or the Delaware General Corporation Act.

Section 9.                                           Proxies. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

Section 10.                                    Stockholder List. The officer or agent having charge of the corporation’s stock transfer book shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any stockholder at any time during the usual business hours at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

Section 11.                                    Action Without Meeting. Any action required by the statutes to be taken at a meeting of stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of stockholders, taken at such a meeting.

Section 12.                                    Closing of Transfer Books and Fixing Record Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment or a dividend, the date of which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the board of directors fixes a new record date or the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

ARTICLE THREE

DIRECTORS

Section 1.                                           Number, Election and Term. The number of directors of the corporation shall not be less than three (3) nor more than ten (10), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation. Any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

Section 2.                                           Vacancies. A director may resign at any time by giving written notice to the board of directors or the chairman of the board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

Section 3.                                           Powers. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised and done by the stockholders.

Section 4.                                           Place of Meetings. Meetings of the board of directions, regular or special, may be held either within or without the State of Delaware.

Section 5.                                           Annual Meeting. The first meeting of each newly elected board of directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

Section 6.                                           Regular Meetings. Regular meetings of the board of directors may also be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 7.                                           Special Meetings and Notice. Special meetings of the board of directors may be called by the president and shall be called by the secretary on the written request of two (2) directors. Written notice of special meetings of the board of directors shall be given to each director at least twenty-four (241 hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be received. Notice to directors may also be given by telegram, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 8.                                           Quorum and Required Vote. A maiority of directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

Section 9.                                           Action Without Meting. Any action required or permitted to be taken at a meeting of the board of directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 10.                                    Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11.                                    Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more other committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 12.                                    Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.                                    Chairman of the Board. The board of directors ors may, in its discretion, choose a chairman of the board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors. The chairman of the board shall be a member of the board of directors but no other officers of the corporation need be a director. The chairman of the board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of directors.

Section 14.                                    Vice Chairman of the Board. The board of directors may, at its discretion, choose a vice chairman of the board who shall preside at meetings of the stockholders and directors in the absence of the chairman of the board. The vice chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors. The vice chairman of the board shall serve until hi successor is chosen and qualified, but he may be removed at an time by the affirmative vote of a majority of the board of directors.

ARTICLE FOUR

OFFICERS

Section 1.                                           Positions. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                                           Election of Specified Officers by Board. The board of directors at its first meeting after each annual meeting of stockholders shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer.

Section 3.                                           Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors, or, unless otherwise specified herein, appointed by the president of the corporation. The board of directors shall be advised of appointments by the president at or before the next scheduled Board meeting.

Section 4.                                           Salaries. The salaries of all officers of the corporation to be elected by the board of directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the board of directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the corporation shall be fixed from time to time by the president of the corporation or pursuant to his direction.

Section 5.                                           Term. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the board of directors or the president of the corporation may be removed, with or without cause, by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the president of the corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the president, with or without cause. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors, or, in the case of an officer appointed by the president of the corporation, by the president or the board of directors.

Section 6.                                           President. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the president shall preside at meetings of the stockholders and the board of directors.

Section 7.                                           Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe or as the president may from time to time delegate.

Section 8.                                           Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it.

Section 9.                                           Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his or her transactions as treasurer and of the financial condition of the corporation.

ARTICLE FIVE

CERTIFICATES OF SHARES

Section 1.                                           Issue of Certificates. The corporation shall deliver certificates representing all shares to which stockholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof, the name of the corporation, that the corporation as organized under the laws of the State of Delaware, and name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate.

Section 2.                                           Legends for Preferences and Restrictions on Transfer. Every certificate representing shares issued by the corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any stockholder upon request and without charge a fill statement of:

(a)                     The designation, preferences, limitation and relative rights of the shares of each class or series authorized to be issued.

(b)                     The variations in the relative rights and preferences between the shares of each such series, if the corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined.

(c)                      The authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or the transfer of such shares shall also state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state the corporation will furnish to any stockholder upon request and without charge, a full statement of, such restrictions. If the corporation issues any shares which are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 3.                                           Facsimile Signatures. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

Section 4.                                           Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.                                           Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.                                           Registered Stockholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE SIX

GENERAL PROVISIONS

Section 1.                                           Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the corporation’s certificate of incorporation.

Section 2.                                           Reserves. The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3.                                           Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4.                                           Fiscal Year. The fiscal year of the corporation shall end on May 31 of each year unless otherwise fixed by resolution of the board of directors.

Section 5.                                           Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE SEVEN

INDEMNIFICATION

Section 1.                                           Indemnification. The corporation hereby agrees to hold harmless and indemnify any of its officers, directors, employees or agents from and against and to reimburse such person for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys’ fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding whether or not such action, suit or proceeding is by or in the right of the corporation to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which such person served in any capacity at the request of the corporation to which such person is, was or at any time becomes a party, or is threatened to be made a party, or as result of or in connection with any appeal therein, by reason of the fact that such person is, was or at any time becomes a director or officer of the corporation or is or was at any time serving or at any time serves such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, whether arising out of any breach of such person’s fiduciary duty as a director or officer of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise under any state or federal law or otherwise; provided, however, that (i) indemnification shall be paid pursuant to this Article Seven if and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this Article Seven if a court having jurisdiction in the matter shall determine that such indemnification is not lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which be reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had reasonable cause to believe that this conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 2.                                           Continuation of Indemnity.  All agreement and obligation of the corporation contained herein shall continue during the period such person shall serve as a director or officer of the corporation and shall continue thereafter so long as such person shall be subject to any possible claim or threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a director or officer of the corporation or served at the request of the corporation in any capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 3.                                           Advancement and Repayment of Expenses.  Expenses incurred by an officer or director in defending any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the corporation in advance of the final disposition thereof, other than those expenses for which such director or officer is not entitled to indemnification pursuant to the proviso to, or the last Sentence of, Section 1 of this Article Seven. The corporation shall make such payments upon receipt of (i) a written request made by such person for payment of such expenses, (ii) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein and (iii) evidence satisfactory to the corporation as to the amount of such expenses.

Section 4.                                           Authorization.  Any indemnification under this Article Seven (unless ordered by a court) Shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this

Article Seven.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by a written opinion of independent legal counsel, or (iii) by the stockholders of the corporation.

Section 5.                                           Notification and Defense of Claim.  Promptly after receipt by a person seeking indemnification pursuant to this Article Seven of notice of the commencement of any action, suit or proceeding, such person will, if a claim in respect thereof is to be made against the corporation under this Article Seven, notify the corporation of the commencement thereof; but the omission so to notify the corporation will not relieve it from any liability which it may have to such person otherwise than under this Article Seven. With respect to any such action, suit or proceeding as to which such person notifies the corporation of the commencement thereof.

A.                                    The corporation will be entitled to participate therein at its own expense; and,

B.                                    Except as otherwise provided below, to the extent that it may wish, the corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the person to be indemnified. After notice from the corporation to the person to be indemnified of its election so to assume the defense thereof the corporation will not be liable to such person under this Article Seven for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The person to be indemnified shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless (i) the employment of counsel by such person has been authorized by the corporation in connection with the defense of such action, (ii) such person shall have reasonably concluded that there may be a conflict of interest between the corporation and such person in the conduct of the defense of such action, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for such person shall be borne by the corporation (it being understood, however, that the corporation shall not be liable for the expenses of more than one counsel for such person in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). The corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the corporation or as to which such person shall have made the conclusion provided for in (ii) above.

C.                                    anything in this Section to the contrary notwithstanding, the corporation shall not be liable to indemnify any person seeking indemnification under this Article Seven for any amounts paid in settlement of any action or claim effected without its written consent. The corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the person to be indemnified without such person’s written consent. Neither the corporation nor any such person will unreasonably withhold their consent to any proposed settlement.

Section 6.                                           Nonexclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to this Article Seven shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the General Corporation Law of the State of Delaware, the corporation’s Certificate of Incorporation, Bylaws, as now in effect or as hereafter amended, any agreement, any vote of stockholders or directors, any applicable law, or otherwise.

Section 7.                                           Indemnification of other Expenses.  In the event any person seeking indemnification hereunder is required to bring any action to enforce rights or to collect monies due under this Article Seven and is successful in such action, the Company shall reimburse such person for all costs and expenses, including attorneys’ fees, incurred by such person in connection with such action.

Section 8.                                           Length of Effectiveness.  The indemnification and advancement of expenses provided by or granted pursuant to this Article Seven shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE EIGHT

AMENDMENTS OF BYLAWS

These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the stockholders at which a quorum is present, by the affirmative vote of a majority of the stockholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).